Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 4, 2024 with respect to the consolidated financial statements of 3 E Network Technology Group Limited as of and for the years ended June 30, 2024 and 2023 in this Registration Statement on Form F-1 and the related Prospectus of 3 E Network Technology Group Limited filed with the Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, TX
June 24, 2025